Exhibit 99.1

STATE OF MICHIGAN IN THE CIRCUIT COURT FOR THE COUNTY OF OAKLAND ROCKWELL MEDICAL, INC., Plaintiff, Case No. 2018-165893-CB v. Ron. Wendy Potts ROBERT CHIOINI and THOMAS KLEMA, Defendants. ORDER REGARDING APPROVAL OF TERM SHEET AND DISMISSAL OF LITIGATION WITHOUT PREJUDICE At a session of Court held in the City of Pontiac, County of Oakland, State of Michigan, on Present: Ron. Wendy L. Potts Circuit Judge IT IS ORDERED that the June 20,2018 term sheet, as amended on July 11, 2018, attached as Exhibit A, is adopted as an Order of this Court. IT IS ORDERED FURTHER that based on this term sheet the case is dismissed without prejudice and without costs to any party by agreement of Plaintiff and Defendants. THIS ORDER RESOLVES THE LAST PENDING CLAIMS AND CLOSES TIDS CASE. SO ORDERED. Ircuit Court .A 0\£...

EXHIBIT A

TERM SHEET The parties agree to the following settlement terms: • The Board of Directors and current Committees of the Board shall on a going forward basis vote, and otherwise act, in accordance with the Company's by-laws and other goveming documents. All meetings shall be called with notice of at least 24 hours, and during business hours if possible, to the Board members and materials provided in advance; Notwithstanding the bullet point above, the Board of Directors will not hire a full-time CEO or CFO before July 11, 2018. During that period, the Board of Directors may continue discussions, negotiations, and interviews with new and existing candidates. The Board shall have an opportunity to review any supporting materials provided by the candidates or an executive search firm. The Board of Directors agree to keep the identities of these candidates and all information regarding these candidates confidential and not disclose outside of the Board of Directors, except with regard to a candidate ultimately hired by the Company; The Special Transition Committee shall be disbanded; Except as otherwise set forth herein, Robert Chioini and Tom Klema agree they will not hold themselves out as an officer or representative of the Company or any of its subsidiaries, take any actions directly or indirectly on behalf of the Company or any of its subsidiaries, or in any way interfere with the operation of the Company or any of its subsidiaries; The 2018 Annual Shareholder Meeting currently scheduled for June 21, 2018, shall be opened, without action, and then adjoumed. The Annual Meeting will be held on or before July 20, 2018, with all matters to be voted upon based on proxies already voted and received, and will not be further extended, except as required by law or court order. For clarity, no director candidate would be elected at the 2018 Annual Shareholder Meeting; The Company will agree to hold a special shareholder meeting within 60 days of the 2018 Annual Meeting for the sole purpose of electing one director to the class which term expires at the 2019 Annual Shareholder Meeting (Class I). Mr. Chioini will be allowed to run for the Board seat. The parties dispute and reserve their rights regarding whether the Board must nominate Chioini and whether the Board may nominate a competing candidate. All solicitation materials would need to comply with SEC rules; Patrick Bagley will resign from the Board effective June 21, 2018. The Company will pay his director compensation for an additional 30 days; Robert Chioini will be deemed to be, for purposes of this order, a member of the Board of Directors from June 21, 2018 until the special meeting discussed above. If Chioini is not elected at that special meeting, he will resign immediately as a member of Board of Directors. Chioini will only be able to act at formal Board of Directors meetings, in discussions with other Board members, or in connection with or preparation for Board meetings necessary to carry out his fiduciary duties. He will receive the Board materials given to other Board members related to Board activities (other than any materials • • • • • • • ad: rsarial to Chioini,7 Bagley, or Boyd, including work product or attorney-client t_,J .<e Pc () q.c_ pnv1lege); cft.· 1 zso23"'·'

/ 28023136.2

FIRST AMENDMENT TO TERM SHEET The Term Sheet entered into on June 20, 2018 by Rockwell Medical, Inc., Robert Chioini, Thomas Klema, Patrick Bagley and Ronald Boyd is modified as follows. All other provisions of the Term Sheet remain unchanged, in full effect, and are hereby reaffirmed: 1. In bullet point two, sentence one is changed to read: ''Notwithstanding the bullet point above, the Board of Directors will not hire a full-time CEO or CFO before July 20, 2018, or one day after completion of mediation with Judge Rosen, whichever comes first." The remainder of that bullet point is unchanged. Ronald Boyd 28200517.1

FIRST AMENDMENT TO TERM SHEET The Term Sheet entered into on June 20, 2018 by Rockwell Medical, Inc., Robert Chioini, Thomas Klema, Patrick Bagley and Ronald Boyd is modified as follows. All other provisions of the Term Sheet remain unchanged, in full effect, and are hereby reaffirmed: 1. In bullet point two, sentence one is changed to read: ''Notwithstanding the bullet point above, the Board of Directors will not hire a full-time CEO or CFO before July 20, 2018, or one day after completion of mediation with Judge Rosen, whichever comes first." The remainder of that bullet point is unchanged. Ronald Boyd 28200517.1